Exhibit 99.1

REGENXBIO ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

ROCKVILLE, Md., January 8, 2021 (PR NEWSWIRE) — REGENXBIO Inc. (Nasdaq:RGNX) today announced the pricing of an underwritten public offering of 4,260,000 shares of its common stock at the price of $47.00 per share before underwriting discounts and commissions. The gross proceeds to REGENXBIO from the offering, before deducting the underwriting discounts and commissions and other offering expenses payable by REGENXBIO, are expected to be approximately $200.2 million. This offering is expected to close on January 12, 2021, subject to customary closing conditions. In addition, REGENXBIO has granted the underwriters a 30-day option to purchase an additional 639,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

BofA Securities, Morgan Stanley and Barclays are acting as joint book-running managers of the offering. Raymond James is acting as lead manager of the offering.

The securities described above are being offered by REGENXBIO pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2018 (File No. 333-226691) and became automatically effective upon filing. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from: BofA Securities at NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or by email at dg.prospectus_requests@baml.com; Morgan Stanley at Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY, 10014; or Barclays Capital Inc., c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, New York 11717 or by email at barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

About REGENXBIO

REGENXBIO is a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. REGENXBIO’s NAV Technology Platform, a proprietary adeno-associated virus (AAV) gene delivery platform, consists of exclusive rights to more than 100 novel AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10. REGENXBIO and its third-party NAV Technology Platform Licensees are applying the NAV Technology Platform in the development of a broad pipeline of candidates in multiple therapeutic areas.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, REGENXBIO’s offering of its common stock and the expected closing date thereof. REGENXBIO has based these forward-looking statements on its current expectations and assumptions as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO’s expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond the control of REGENXBIO. For a discussion of these risks, refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of REGENXBIO’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, may not have the expected consequences to or effects on REGENXBIO or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. Except as required by law, REGENXBIO does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Tricia Truehart

Investor Relations and Corporate Communications

347-926-7709

ttruehart@regenxbio.com

Investors:

Eleanor Barisser, 212-600-1902

eleanor@argotpartners.com

Media:

David Rosen, 212-600-1902

david.rosen@argotpartners.com